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EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the captions "Experts" and to the use of our report dated March 12, 2007 (except for Note 16, as to which the date is April 26, 2007) in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-140503) and related Prospectus of TechTarget, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
Boston, Massachusetts April 26, 2007

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Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm